Exhibit 99.2
IN THE CIRCUIT COURT OF TUSCALOOSA COUNTY, ALABAMA

TRUST VENTURE COMPANY,	§
LLC, ON BEHALF OF THE	§
TORCH ENERGY ROYALTY TRUST	§
§
PLAINTIFF,	§	CIVIL ACTION NO. CV-2008-900751
§
VS.	§
§
CONSTELLATION ENERGY	§
PARTNERS LLC	§
§
DEFENDANT.	§
NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT
OF DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR
TO: All current record and beneficial unitholders of the Torch Energy Royalty Trust, a Delaware statutory trust (the “Trust”) as of February 11, 2011 (the “Record Date”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF YOU ARE NOT A BENEFICIAL HOLDER OF ANY UNITS IN THE TRUST, BUT HOLD SUCH UNITS FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER PROMPTLY.
PURPOSE OF NOTICE
     The purpose of this Notice is to inform you of the pendency and proposed settlement (“Settlement”) of a lawsuit brought on behalf of the Trust by the Plaintiff, Trust Venture Company LLC (“TVC” or the “Plaintiff”) as a derivative action, and is provided pursuant to Rule 23.1 of the Alabama Rules of Civil Procedure, and an order entered by the Circuit Court of Tuscaloosa County, Alabama (the “Court”) in the above-captioned derivative action (the “Derivative Action”).
     The Plaintiff and the Trust have agreed to settle the claims against Constellation Energy Partners LLC (“CEP” or the “Defendant”) in the Derivative Action, and to enter into mutual,

general releases with CEP in return for (i) a payment of one million two hundred thousand United States dollars ($1,200,000) to Plaintiff by Robinson’s Bend Production II (“RBP II”), which is a Delaware limited liability company and an affiliate of CEP, to reimburse Plaintiff for the legal fees and expenses it incurred in prosecuting the Derivative Action (the “Cash Payment”), (ii) an irrevocable bid by RBP II of not less than one million United States dollars ($1,000,000) (the “Bid Amount”) for its purchase from the Trust of the net overriding royalty interest (“Alabama NORRI”), when such Alabama NORRI is separately offered for sale by the Trust at public auction within 180 days of the Effective Date of the Settlement, with such Bid Amount to be deposited by RBP II in a third-party escrow account pending the public auction, and (iii) a third amendment to that certain Water Gathering and Disposal Agreement providing that, for the time period through December 31, 2021, the charges for the gathering, separation, and disposal of water from oil and gas wells located in Tuscaloosa County, Alabama that are owned and operated by RBP II (“Wells”) shall be fifty-three cents ($0.53) per barrel of water. (RBP II currently charges one United States dollar ($1.00) per barrel of water for the gathering, separation, and disposal of such water from the Wells.)
     Unitholders of the Trust are hereby notified that the Court will hold a hearing in the Alabama Circuit Court, Tuscaloosa County, 714 Greensboro Avenue, Tuscaloosa, Alabama 35401, on April 11, 2011, at 2:00 p.m. (the “Settlement Hearing”). At the Settlement Hearing, the Court will determine whether or not (i) to approve the Settlement as memorialized in a Settlement and Release Agreement with CEP, and (ii) to approve an Order ending this Derivative Action.
     If you were a unitholder of the Trust as of February 11, 2011, you have a right to object or otherwise be heard regarding the proposed Settlement and the proposed award of attorneys’

fees and expenses in the Derivative Action, and to attend the Settlement Hearing. The Court has reserved the right to adjourn or continue the Settlement Hearing, or any portion thereof, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof.
     The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the parties and without further notice of any kind.
     If the Settlement is approved, this Derivative Action will be dismissed with prejudice.
FACTUAL BACKGROUND
THE DESCRIPTION OF THIS ACTION AND THE SETTLEMENT WHICH FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION BY THE COURT OF FINDINGS OF FACT.
     As noted above, this is a unitholder derivative action seeking monetary recovery for the Trust against CEP for, among other things, alleged overcharges relating to the operation of certain oil and gas wells located in Tuscaloosa, Alabama.
     Plaintiff filed the Complaint in this Derivative Action, on behalf of and with the authorization and consent of the Trust, on December 30, 2008 (the “Complaint”). CEP filed an Answer to the Complaint, and the Plaintiff and CEP have engaged in fact and expert discovery and motions practice. On or about February 19, 2010, Plaintiff also filed a certificate of cancellation with the Delaware Secretary of State to cancel Plaintiff, and all of the Trust units then owned by Plaintiff were transferred to Trust Acquisition Company LLC, a Delaware limited liability company (“TAC”).

     Following arm’s-length negotiations, the parties have reached an agreement pursuant to which this Derivative Action would be dismissed with prejudice, and the parties would execute mutual general releases, in return for (i) the Cash Payment, (ii) an irrevocable bid by RBP II of not less than the Bid Amount for its purchase from the Trust of the Alabama NORRI, when such Alabama NORRI is separately offered for sale by the Trust at public auction within 180 days of the Effective Date of the Settlement, and (iii) a third amendment to the Water Gathering and Disposal Agreement providing that, for the time period through December 31, 2021, the charges for the gathering, separation, and disposal of water from the Wells shall be fifty-three cents ($0.53) per barrel of water. (RBP II currently charges one United States dollar ($1.00) per barrel of water for the gathering, separation, and disposal of such water.)
     After conducting a legal and factual investigation, counsel for the Plaintiff in this Derivative Action has concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of the Trust and the Trust’s unitholders.
     Plaintiff in this Derivative Action and the Trust are entering into the Settlement and Release Agreement because the Settlement provides substantial and direct monetary benefits to the Trust, and Plaintiff and its counsel, and the Trust and its counsel, believe that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of the Trust and its unitholders.
     CEP has vigorously denied, and continues to deny, any liability with respect to all claims, events, and transactions complained of in the Derivative Action, and denies liability of any kind to the Trust. CEP is entering into the Settlement and Release Agreement because the Settlement will (i) avoid the substantial burden, expense, distraction, and inconvenience of continued

litigation of the claims asserted against it in the Derivative Action, and (ii) finally put to rest and terminate those claims.
THE COURT HAS NOT DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFF AGAINST, OR THE DEFENSES OF, THE DEFENDANT. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD AGAINST CEP IF THE CLAIMS ASSERTED AGAINST IT WERE NOT SETTLED.
SUMMARY OF THE PROPOSED SETTLEMENT
     RBP II owns and operates certain oil and gas wells located in Tuscaloosa County, Alabama (the “Wells”). Pursuant to a Net Overriding Royalty Conveyance dated November 22, 1993 (the “Conveyance”), the Trust owns the Alabama NORRI in the Wells. The Conveyance entitles the Trust to receive payments from RBP II that are attributable to the operation of the Wells subject to the Conveyance. The Conveyance also authorizes RBP II to deduct, from the Alabama NORRI payments made to the Trust, certain operating and other charges associated with the operation of the Wells, including but not limited to gathering, separation, and disposal of water generated by the Wells. These water-related charges are also addressed in a separate Water Gathering and Disposal Agreement dated August 9, 1990 (together with its amendments, the “Water Gathering and Disposal Agreement”).
     A separate Trust Agreement dated effective as of October 1, 1993, established the Trust and appointed Wilmington Trust Company as trustee for the Trust (the “Trustee”). In its capacity as Trustee for the Trust, Wilmington Trust Company, among other things, receives and distributes, to the unitholders of the Trust, the Alabama NORRI payments that are associated with the Wells that are subject to the Conveyance.
     The Derivative Action was brought by the Plaintiff, derivatively on behalf of the Trust, to assert claims for monetary recovery for the Trust against CEP for, among other things, alleged overcharges relating to the operation of the Wells that are subject to the Conveyance. Those alleged overcharges include, without limitation, alleged overcharges for the gathering, separation, and disposal of water generated by those Wells that are subject to the Conveyance. CEP denies the claims alleged against it.
     The Plaintiff and the Trust have agreed to settle the claims against CEP and to enter into mutual, general releases with CEP in return for (i) a payment of the Cash Payment, (ii) an irrevocable bid by RBP II of not less than the Bid Amount for its purchase from the Trust of the Alabama NORRI, when such Alabama NORRI is separately offered for sale by the Trust at public auction within 180 days of the Effective Date of the Settlement, and (iii) a third amendment to the Water Gathering and Disposal Agreement providing that, for the time period through December 31, 2021, the charges for the gathering, separation, and disposal of water from Wells shall be fifty-three cents ($0.53) per barrel of water. (RBP II currently charges one United States dollar ($1.00) per barrel of water for the gathering, separation, and disposal of such water.)
     The description of the Settlement herein is only a summary. A complete description of the Settlement may be found in the Settlement and Release Agreement, which is available for inspection during regular business hours by unitholders of the Trust at the addresses provided below.
DISMISSAL AND RELEASE
     The Settlement and Release Agreement provides that within two (2) business days after delivery of the Cash Payment and the deposit of the Bid Amount, TVC, TAC, the Trust, the Trustee, and CEP will jointly file all necessary papers and take all other steps necessary to dismiss the Derivative Action with prejudice, with each party to the Derivative Action to bear its own costs.
     The Settlement and Release Agreement further provides that upon the delivery of the Cash Payment and the deposit of the Bid Amount, each of TVC, TAC, the Trustee and the Trust, for themselves and their respective past, present and future officers, directors, managers, employees, shareholders, unitholders, members, partners, agents, attorneys, accountants, insures, parents, subsidiaries, related and affiliated persons and entities, predecessors, successors and assigns (collectively, the “Plaintiff Parties”) agree to and hereby release and forever discharge CEP, RBP II, Robinson’s Bend Operating II, LLC (“RBO II”), Robinson’s Bend Marketing II, LLC and each of their respective past, present and future officers, directors, managers, employees, shareholders, unitholders, members, partners, agents, attorneys, accountants, insures, parents, subsidiaries, related and affiliated persons and entities, predecessors, successors and assigns, including, without limitation, all predecessors in interest of RBP II to the Conveyance and of each of RBP II and RBO II to the Water Gathering and Disposal Agreement (collectively, the “CEP Parties”), from any and all liabilities, demands, losses, debts, taxes, causes of action, obligations, damages, costs, attorneys’ fees, expenses, and/or claims raised or that could have been raised from the beginning of time through the Effective Date, including, but not limited to, any such claims based in contract, quasi-contract or tort (including negligence), any right to audit or to audited financial statements, any rights as third party beneficiary and all claims asserted or that could have been asserted in the Derivative Action (collectively, the “Released Claims”). This release of the Released Claims by the Plaintiff Parties is effective regardless of whether any or all such claims are presently known or unknown, vested or contingent, accrued or yet to accrue, or asserted in law, equity or otherwise; provided, however, the release does not release any obligation expressly set forth in the Settlement and Release Agreement.
     The Settlement and Release Agreement further provides that upon the delivery of the Cash Payment and the deposit of the Bid Amount, (a) each of the CEP Parties agrees to and hereby releases and forever discharges each of the Plaintiff Parties from any and all Released Claims, and (b) each of the Plaintiff Parties agrees to and hereby releases and forever discharges each of the other Plaintiff Parties from any and all Released Claims. The release of the Released Claims is effective regardless of whether any or all such claims are presently known or unknown, vested or contingent, accrued or yet to accrue, or asserted in law, equity or otherwise; provided, however, the release does not release any obligation expressly set forth in the Settlement and Release Agreement.
     The Settlement and Release Agreement further provides that upon delivery of the Cash Payment and the deposit of the Bid Amount in the escrow account as described above, each of the CEP Parties and each of the Plaintiff Parties agrees not to and will not — either directly or indirectly — file, pursue or assist in any lawsuit or arbitration proceeding against any other CEP Party or Plaintiff Party that seeks or pursues any Released Claim, provided, however, that this provision does not prevent the filing of a lawsuit or motion to enforce the terms of the Settlement and Release Agreement.
     The Settlement and Release Agreement further provides that the Effective Date of that agreement shall be defined as the date of its Final Approval. “Final Approval” means the date on which the Court’s Order and Final Judgment approving this Agreement becomes final and unappealable, whether by exhaustion of any possible appeal, lapse of time, writ of certiorari, or otherwise. In the event that (a) an Order and Final Judgment consistent with the terms of the

Settlement and Release Agreement is not entered by the Court; or (b) an Order and Final Judgment consistent with the terms of the Settlement and Release Agreement is entered by the Court but does not become final, then the Settlement and Release Agreement shall be terminated and shall become null and void and of no force and effect, unless otherwise agreed in writing by the Parties. In the event of termination of the Settlement and Release Agreement, all proceedings in the Derivative Action will revert to their status as of January 6, 2011.
RIGHT TO APPEAR AT SETTLEMENT HEARING
     Any unitholder in the Trust with standing to object to and who does object to the Settlement and Release Agreement and/or to the Settlement, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than Plaintiff or its counsel shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than Tuesday, March 22, 2011, which is twenty (20) days prior to the Settlement Hearing directed herein, (i) written notice of the intention to appear; (ii) proof of ownership of units in the Trust, (iii) a detailed statement of such person’s objections to any matter before the Court relating to the Derivative Action; and (iv) the grounds for such objections or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be filed by such person with the Alabama Circuit Court, Tuscaloosa County Clerk, and, or before such filing, shall be served by hand or first-class U.S. mail, postage prepaid, upon each of the following counsel of record:

James F. Hughey III, Esq.
Lightfoot Franklin & White LLC
The Clark Building
400 20th Street North
Birmingham, Alabama 35203-3200

Charles B. Hampton, Esq.
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002

Bernard Harwood, Esq.
Kathryn O. Pope, Esq.
Rosen Harwood P.A.
2117 Jack Warner Parkway (35401)
Post Office Box 2727
Tuscaloosa, Alabama 35403

Adam Schiffer, Esq.
Logan Johnson, Esq.
Schiffer Odom Hicks & Johnson PLLC
Phoenix Tower
3200 Southwest Freeway, Suite 2390
Houston, Texas 77027

Alyce Manley Spruell, Esq.
Spruell & Powell LLC
Post Office Box 1010
Tuscaloosa, Alabama 35403

John L. Cuddihy, Esq.
Crowell & Moring LLP
1001 Pennsylvania Avenue, NW
Washington, DC 20004
     Any person who fails to object in the manner prescribed above shall be deemed to have waived any objections and shall be forever barred from raising any objections in this or in any other action or proceeding to the Settlement and Release Agreement and/or the Settlement.
SCOPE OF THIS NOTICE AND FURTHER INFORMATION
     This Notice does not purport to be a comprehensive description of this Derivative Action, the allegations or transactions related thereto, the terms of the Settlement or Release Agreement or the Settlement Hearing. For a more detailed statement of the matters involved in this Derivative Action, you may inspect the pleadings, the Settlement Agreement, the Orders entered by the Court and other papers filed in this litigation, unless sealed, at the Office of the Clerk of the Alabama Circuit Court, Tuscaloosa County, 714 Greensboro Avenue, Tuscaloosa, Alabama 35401 during regular business hours of each business day. In the event you wish to inspect papers filed in this Derivative Action under seal, you may file a written motion for leave to conduct such an inspection with the Office of the Clerk of the Alabama Circuit Court, Tuscaloosa County, at the address provided above.
     Alternatively, you may direct any inquiries about the Settlement and Release Agreement and/or the Settlement to the following legal counsel for the Plaintiff and the Trust:

Counsel for the Plaintiff:	Bernard Harwood, Esq. Kathryn O. Pope, Esq. Rosen Harwood P.A. 2117 Jack Warner Parkway (35401) Post Office Box 2727 Tuscaloosa, Alabama 35403 Telephone: (205) 344-5000 Facsimile: (205) 758-8358
Adam Schiffer, Esq. Logan Johnson, Esq. Schiffer Odom Hicks & Johnson PLLC Phoenix Tower 3200 Southwest Freeway, Suite 2390 Houston, Texas 77027 Telephone: (713) 357-5150 Facsimile: (713) 357-5160
Counsel for the Trust:	Alyce Manley Spruell, Esq. Spruell & Powell LLC Post Office Box 1010 Tuscaloosa, Alabama 35403 Telephone: (205) 345-8755 Facsimile: (205) 345-8793

John L. Cuddihy, Esq. Crowell & Moring LLP 1001 Pennsylvania Avenue, NW Washington, DC 20004 Telephone: (202) 624-2500 Facsimile: (202) 628-5116
NOTICE TO PERSONS OR ENTITIES HOLDING
RECORD OWNERSHIP ON BEHALF OF OTHERS
     Brokerage firms, banks and other persons or entities who are receiving this Notice in their capacities as record owners of units of the Trust, but not as beneficial owners of units of the Trust, are requested to send this Notice immediately to beneficial owners. Additional copies of this Notice for transmittal to beneficial owners are available upon request directed to the following counsel for the Trust:

Alyce Manley Spruell, Esq. Spruell & Powell LLC Post Office Box 1010 Tuscaloosa, Alabama 35403 Telephone: (205) 345-8755 Facsimile: (205) 345-8793
John L. Cuddihy, Esq. Crowell & Moring LLP 1001 Pennsylvania Avenue, NW Washington, DC 20004 Telephone: (202) 624-2500 Facsimile: (202) 628-5116

Dated: February 17, 2011	BY ORDER OF THE COURT:
/s/ Brad Almond
Circuit Judge

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